Exhibit 99.1

Selective Reports Fourth Quarter 2022 Results, Including Net Income of $1.38 per Diluted Common Share and Non-GAAP Operating Income1 of $1.46 per Diluted Common Share

Fourth Quarter 2022 Return on Common Equity ("ROE") of 14.8% and Non-GAAP Operating ROE1 of 15.6%

Full Year 2022 ROE of 8.8% and Non-GAAP Operating ROE1 of 12.4%

In the fourth quarter of 2022, we reported:

•Net premiums written ("NPW") increased 14% compared to the fourth quarter of 2021;
•GAAP combined ratio of 94.7%, compared to 93.1% in the fourth quarter of 2021;
•Commercial Lines renewal pure price increases averaged 5.6%, compared to 5.0% in the fourth quarter of 2021;
•After-tax net investment income of $65 million, up 1% compared to the fourth quarter of 2021;
•Book value per common share of $38.57, up 4% in the fourth quarter; and
•Adjusted book value per common share¹ of $45.49, up 2% in the fourth quarter.

Branchville, NJ - February 2, 2023 - Selective Insurance Group, Inc. (NASDAQ: SIGI) reported financial results for the fourth quarter ended December 31, 2022, with net income per diluted common share of $1.38 and non-GAAP operating income1 per diluted common share of $1.46. The fourth quarter combined ratio was a profitable 94.7%, with 5.2 points of catastrophe losses. Non-catastrophe property losses were 2.5 points above a year ago.

Catastrophe losses in the quarter were driven by Winter Storm Elliott. This storm impacted 37 states, 26 of which are in our standard lines footprint. We have recorded $135 million in ultimate gross losses, or $46.1 million net of reinsurance. In addition, we incurred $11.7 million in ceded earned reinstatement premium related to Winter Storm Elliott for a total negative impact to fourth quarter 2022 underwriting results of $57.8 million, pre-tax, or $0.75 per diluted share. Winter Storm Elliott increased our fourth quarter and full year 2022 combined ratio by 6.5 points and 1.7 points, respectively, and reduced our fourth quarter and full year 2022 ROE by 8.0 points and 1.9 points, respectively.

Despite Winter Storm Elliott, non-GAAP operating ROE in the quarter was 15.6%. NPW increased 14% from a year ago and growth was strong across all our underwriting segments, driven by renewal pure price increases, solid retention, new business, and exposure growth. For the quarter, the Investments segment contributed 11.5 points of annualized ROE.

"2022 marks our ninth consecutive year of double-digit non-GAAP operating ROEs. Against a backdrop of elevated catastrophe losses, higher loss cost trends, and capital market volatility, these results reflect the success of our underwriting discipline and profitable growth strategies," said John J. Marchioni, Chairman, President and Chief Executive Officer.

"In 2023, we expect to build on our strong market position. Our superior distribution partnerships, sophisticated underwriting tools, and strong capital and liquidity position support our profitable growth opportunities," Mr. Marchioni concluded.

Operating Highlights

Consolidated Financial Results	Quarter ended December 31,			Change		Year-to-Date December 31,			Change
$ and shares in millions, except per share data	2022		2021			2022		2021
Net premiums written	$849.7		745.4	14%		$3,573.6		3,189.7	12%
Net premiums earned	872.8		784.5	11		3,373.4		3,017.3	12
Net investment income earned	81.4		80.1	2		288.2		326.6	(12)
Net realized and unrealized (losses) gains, pre-tax	(5.9)		2.2	(362)		(114.8)		17.6	(752)
Total revenues	952.2		869.7	9		3,558.1		3,379.2	5
Net underwriting income, after-tax	36.4		42.7	(15)		131.8		172.7	(24)
Net investment income, after-tax	65.5		64.5	1		232.2		263.0	(12)
Net income available to common stockholders	84.2		96.7	(13)		215.7		394.5	(45)
Non-GAAP operating income[1]	88.9		94.9	(6)		306.4		380.6	(19)
Combined ratio	94.7%		93.1	1.6	pts	95.1%		92.8	2.3	pts
Loss and loss expense ratio	62.4		60.4	2.0		62.7		60.1	2.6
Underwriting expense ratio	32.1		32.5	(0.4)		32.3		32.5	(0.2)
Dividends to policyholders ratio	0.2		0.2	—		0.1		0.2	(0.1)
Net catastrophe losses	5.2	pts	4.5	0.7		4.3	pts	5.4	(1.1)
Non-catastrophe property losses and loss expenses	18.5		16.0	2.5		18.3		15.6	2.7
(Favorable) prior-year reserve development on casualty lines	(4.4)		(1.9)	(2.5)		(2.5)		(2.7)	0.2
Net income available to common stockholders per diluted common share	$1.38		1.59	(13)%		$3.54		6.50	(46)%
Non-GAAP operating income per diluted common share[1]	1.46		1.56	(6)		5.03		6.27	(20)
Weighted average diluted common shares	60.9		60.8	—		60.9		60.7	—
Book value per common share	$38.57		46.24	(17)		38.57		46.24	(17)
Adjusted book value per common share[1]	45.49		43.23	5		45.49		43.23	5

Overall Insurance Operations

For the fourth quarter, overall NPW increased 14% from a year ago, reflecting average renewal pure price increases of 5.3%, solid retention, new business, and exposure growth. Our 94.7% combined ratio in the quarter was up from 93.1% a year ago, driven principally by higher catastrophe and non-catastrophe property losses. The quarter's catastrophe losses were driven by $46.1 million of net losses related to Winter Storm Elliott. We also incurred $11.7 million in reinstatement premium for a total negative impact to our underwriting results of $57.8 million, pre-tax. The non-catastrophe property loss increase was primarily a result of higher severities from inflationary pressures on items such as new and used car prices, auto repair costs, building materials, and labor costs. These items were partially offset by prior-year favorable casualty reserve development of $38.0 million, including $30.0 million on our workers compensation line of business. Our Insurance Operations generated 6.4 points of annualized ROE in the quarter.

Standard Commercial Lines Segment

For the fourth quarter, Standard Commercial Lines premiums (representing 80% of total NPW) increased 13% compared to a year ago. The premium growth reflected average renewal pure price increases of 5.6%, new business growth of 22%, and consistently solid retention of 86%. The fourth quarter combined ratio was 95.5%. The following table shows the variances relative to the 93.1% combined ratio a year ago:

Standard Commercial Lines Segment	Quarter ended December 31,			Change		Year-to-Date December 31,			Change
$ in millions	2022		2021			2022		2021
Net premiums written	$676.6		597.7	13%		$2,902.0		2,593.0	12%
Net premiums earned	705.7		635.4	11		2,739.8		2,443.9	12
Combined ratio	95.5%		93.1	2.4	pts	94.8%		91.9	2.9	pts
Loss and loss expense ratio	62.3		59.5	2.8		61.5		58.4	3.1
Underwriting expense ratio	33.0		33.3	(0.3)		33.1		33.3	(0.2)
Dividends to policyholders ratio	0.2		0.3	(0.1)		0.2		0.2	—
Net catastrophe losses	5.7	pts	4.2	1.5		3.5	pts	4.3	(0.8)
Non-catastrophe property losses and loss expenses	16.5		14.5	2.0		16.8		13.9	2.9
(Favorable) prior-year reserve development on casualty lines	(4.7)		(2.4)	(2.3)		(3.0)		(3.0)	—

Standard Personal Lines Segment

For the fourth quarter, Standard Personal Lines premiums (representing 10% of total NPW) increased 20% compared to a year ago. Renewal pure price increases averaged 1.0%, retention was 87%, and new business was up $12.5 million, or 126%, compared to last year. The fourth quarter combined ratio was 99.9%. The following table shows the variances relative to the 97.6% combined ratio a year ago:

Standard Personal Lines Segment	Quarter ended December 31,			Change		Year-to-Date December 31,			Change
$ in millions	2022		2021			2022		2021
Net premiums written	$84.6		70.4	20%		$319.1		292.3	9%
Net premiums earned	77.8		73.1	6		299.4		293.6	2
Combined ratio	99.9%		97.6	2.3	pts	102.4%		98.6	3.8	pts
Loss and loss expense ratio	75.4		71.0	4.4		77.2		72.2	5.0
Underwriting expense ratio	24.5		26.6	(2.1)		25.2		26.4	(1.2)
Net catastrophe losses	5.3	pts	9.9	(4.6)		13.6	pts	12.7	0.9
Non-catastrophe property losses and loss expenses	45.7		35.7	10.0		39.1		35.0	4.1
(Favorable) prior-year reserve development on casualty lines	—		—	—		—		—	—

Excess and Surplus Lines Segment

For the fourth quarter, Excess and Surplus Lines premiums (representing 10% of total NPW) increased 14% compared to the prior-year period, driven by average renewal pure price increases of 7.9% and new business growth of 5%. The fourth quarter combined ratio was 84.3%. The following table shows the variances relative to the 88.8% combined ratio a year ago:

Excess and Surplus Lines Segment	Quarter ended December 31,			Change		Year-to-Date December 31,			Change
$ in millions	2022		2021			2022		2021
Net premiums written	$88.5		77.3	14%		$352.5		304.4	16%
Net premiums earned	89.3		76.0	17		334.2		279.8	19
Combined ratio	84.3%		88.8	(4.5)	pts	90.9%		94.3	(3.4)	pts
Loss and loss expense ratio	52.3		56.9	(4.6)		58.8		62.6	(3.8)
Underwriting expense ratio	32.0		31.9	0.1		32.1		31.7	0.4
Net catastrophe losses	1.6	pts	1.6	—		2.9	pts	8.1	(5.2)
Non-catastrophe property losses and loss expenses	10.5		8.9	1.6		11.9		10.1	1.8
(Favorable) prior-year reserve development on casualty lines	(5.6)		—	(5.6)		(1.5)		(2.5)	1.0

Investments Segment

For the fourth quarter, after-tax net investment income of $65 million was up 1%, compared to last year. After-tax alternative investment income of $0.1 million was $19 million lower in fourth quarter 2022 than the prior-year period. Higher income from our fixed income securities portfolio due to higher book yields and the investment of operating cash flow during the year were an offset. For the quarter, the after-tax earned income yield averaged 3.4% for the overall portfolio, and 3.7% for the fixed income securities portfolio. Invested assets per dollar of common stockholders' equity was $3.37 at December 31, 2022, and the investment portfolio generated 11.5 points of non-GAAP operating ROE for the quarter.

Investments Segment	Quarter ended December 31,		Change		Year-to-Date December 31,		Change
$ in millions, except per share data	2022	2021			2022	2021
Net investment income earned, after-tax	$65.5	64.5	1%		$232.2	263.0	(12)%
Net investment income per common share	1.08	1.06	2		3.81	4.34	(12)
Effective tax rate	19.6%	19.5	0.1	pts	19.4%	19.5	(0.1)	pts
Average yields:
Portfolio:
Pre-tax	4.2	4.0	0.2		3.6	4.2	(0.6)
After-tax	3.4	3.2	0.2		2.9	3.4	(0.5)
Fixed income securities:
Pre-tax	4.6%	3.1	1.5	pts	3.9%	3.2	0.7	pts
After-tax	3.7	2.5	1.2		3.1	2.6	0.5
Annualized ROE contribution	11.5	9.4	2.1		9.4	9.9	(0.5)

Balance Sheet

$ in millions, except per share data	December 31, 2022	December 31, 2021	Change
Total assets	$10,802.3	10,461.4	3%
Total investments	7,837.5	8,027.0	(2)
Long-term debt	504.7	506.1	—
Stockholders’ equity	2,527.6	2,982.9	(15)
Common stockholders' equity	2,327.6	2,782.9	(16)
Invested assets per dollar of common stockholders’ equity	3.37	2.88	17
Net premiums written to policyholders' surplus	1.44	1.33	0.11
Book value per common share	$38.57	46.24	(17)
Adjusted book value per common share[1]	45.49	43.23	5
Debt to total capitalization	16.6%	14.5%	2.1	pts

Book value per common share declined by $7.67, or 17%, during 2022. The decline was principally driven by (i) a $9.91 change in after-tax net unrealized losses on our fixed income securities portfolio from higher interest rates, and (ii) $1.14 of dividends on our common stock paid to shareholders, partially offset by $3.54 of net income per diluted common share. During 2022, the Company repurchased 165,159 shares for $12.4 million, or an average price of $75.20 per share. Capacity under our existing repurchase authorization was $84.2 million as of December 31, 2022.

Selective's Board of Directors declared:

•    A quarterly cash dividend on common stock of $0.30 per common share that is payable March 1, 2023, to holders of record on February 15, 2023; and
•    A cash dividend of $287.50 per share on our 4.60% Non-Cumulative Preferred Stock, Series B (equivalent to $0.28750 per depository share) payable on March 15, 2023, to holders of record as of February 28, 2023.

Guidance
For 2023, our full-year expectations are as follows:
•A GAAP combined ratio of 96.5%, including net catastrophe losses of 4.5 points. Our combined ratio estimate assumes no prior-year casualty reserve development;
•After-tax net investment income of $300 million that includes after-tax net investment income from our alternative investments of $30 million;

•An overall effective tax rate of approximately 21%, which assumes an effective tax rate of 20% for net investment income and 21% for all other items; and
•Weighted average shares of 61 million on a fully diluted basis.

The supplemental investor package, including financial information not included in this press release, is available on the Investors page of Selective’s website at www.Selective.com. Selective’s quarterly analyst conference call will be simulcast at 10:00 A.M. ET, on Friday, February 3, 2023, at www.Selective.com. The webcast will be available for rebroadcast until the close of business on March 5, 2023.

About Selective Insurance Group, Inc.
Selective Insurance Group, Inc. (Nasdaq: SIGI) is a holding company for 10 property and casualty insurance companies rated "A+" (Superior) by AM Best. Through independent agents, the insurance companies offer standard and specialty insurance for commercial and personal risks and flood insurance through the National Flood Insurance Program's Write Your Own Program. Selective has been honored and awarded for its unique position as a leading insurance group and employer of choice, including listing in the Fortune 1000 and three consecutive years as a certified Great Place to Work®. For more information about Selective, visit www.Selective.com.

1Reconciliation of Net Income Available to Common Stockholders to Non-GAAP Operating Income and Certain Other Non-GAAP Measures
Non-GAAP operating income, non-GAAP operating income per diluted common share, and non-GAAP operating return on common equity differ from net income available to common stockholders, net income available to common stockholders per diluted common share, and return on common equity, respectively, by the exclusion of after-tax net realized and unrealized gains and losses on investments included in net income. Adjusted book value per common share differs from book value per common share by the exclusion of total after-tax unrealized gains and losses on investments included in accumulated other comprehensive (loss) income. These non-GAAP measures are used as important financial measures by management, analysts, and investors, because the timing of realized and unrealized investment gains and losses on securities in any given period is largely discretionary. In addition, net realized and unrealized gains and losses on investments could distort the analysis of trends. These operating measurements are not intended as a substitute for net income available to common stockholders, net income available to common stockholders per diluted common share, return on common equity, and book value per common share prepared in accordance with U.S. generally accepted accounting principles (GAAP). Reconciliations of net income available to common stockholders, net income available to common stockholders per diluted common share, return on common equity, and book value per common share to non-GAAP operating income, non-GAAP operating income per diluted common share, non-GAAP operating return on common equity, and adjusted book value per common share, respectively, are provided in the tables below.

Note: All amounts included in this release exclude intercompany transactions.

Reconciliation of Net Income Available to Common Stockholders to Non-GAAP Operating Income

$ in millions	Quarter ended December 31,		Year-to-Date December 31,
	2022	2021	2022	2021
Net income available to common stockholders	$84.2	96.7	215.7	394.5
Net realized and unrealized investment losses (gains) included in net income, before tax	5.9	(2.2)	114.8	(17.6)
Tax on reconciling items	(1.2)	0.5	(24.1)	3.7
Non-GAAP operating income	$88.9	94.9	306.4	380.6

Reconciliation of Net Income Available to Common Stockholders per Diluted Common Share to Non-GAAP Operating Income per Diluted Common Share

	Quarter ended December 31,		Year-to-Date December 31,
	2022	2021	2022	2021
Net income available to common stockholders per diluted common share	$1.38	1.59	3.54	6.50
Net realized and unrealized investment losses (gains) included in net income, before tax	0.10	(0.04)	1.89	(0.29)
Tax on reconciling items	(0.02)	0.01	(0.40)	0.06
Non-GAAP operating income per diluted common share	$1.46	1.56	5.03	6.27

Reconciliation of Return on Common Equity to Non-GAAP Operating Return on Common Equity

	Quarter ended December 31,		Year-to-Date December 31,
	2022	2021	2022	2021
Return on Common Equity	14.8%	14.0	8.8	14.8
Net realized and unrealized investment losses (gains) included in net income, before tax	1.0	(0.3)	4.7	(0.7)
Tax on reconciling items	(0.2)	0.1	(1.1)	0.2
Non-GAAP Operating Return on Common Equity	15.6%	13.8	12.4	14.3

Reconciliation of Book Value per Common Share to Adjusted Book Value per Common Share

	Quarter ended December 31,		Year-to-Date December 31,
	2022	2021	2022	2021
Book value per common share	$38.57	46.24	38.57	46.24
Total unrealized investment losses (gains) included in accumulated other comprehensive (loss) income, before tax	8.75	(3.80)	8.75	(3.80)
Tax on reconciling items	(1.83)	0.79	(1.83)	0.79
Adjusted book value per common share	45.49	43.23	45.49	43.23

Note: Amounts in the tables above may not foot due to rounding.

Forward-Looking Statements

Certain statements in this report, including information incorporated by reference, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995 ("PSLRA"). The PSLRA provides a safe harbor under the Securities Act of 1933 and the Securities Exchange Act of 1934 for forward-looking statements. These statements relate to our intentions, beliefs, projections, estimations, or forecasts of future events and financial performance. They involve known and unknown risks, uncertainties, and other factors that may cause our or industry actual results, activity levels, or performance to materially differ from those expressed or implied by the forward-looking statements. In some cases, forward-looking statements include the words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “target,” “project,” “intend,” “believe,” “estimate,” “predict,” “potential,” “pro forma,” “seek,” “likely,” “continue,” or comparable terms. Our forward-looking statements are only predictions, and we can give no assurance that such expectations will prove correct. We undertake no obligation, other than as federal securities laws may require, to publicly update or revise any forward-looking statements for any reason.

Factors that could cause our actual results to differ materially from what we project, forecast, or estimate in forward-looking statements include, without limitation:
•Difficult conditions in global capital markets and the economy, including prolonged higher inflation, could increase loss costs and negatively impact investment portfolios;
•Deterioration in the public debt and equity markets and private investment marketplace that could lead to investment losses and interest rate fluctuations;
•Ratings downgrades on individual securities we own could affect investment values and, therefore, statutory surplus;
•The adequacy of our loss reserves and loss expense reserves;
•Frequency and severity of catastrophic events, including natural events such as hurricanes, tornadoes, windstorms, earthquakes, hail, severe winter weather, floods, and fires and man-made events such as criminal and terrorist acts, including cyber-attacks, explosions, and civil unrest;
•Adverse market, governmental, regulatory, legal, or judicial conditions or actions;
•The geographic concentration of our business in the eastern portion of the United States;
•The cost, terms and conditions, and availability of reinsurance;
•Our ability to collect on reinsurance and the solvency of our reinsurers;
•The impact of changes in U.S. trade policies and imposition of tariffs on imports that may lead to higher than anticipated inflationary trends for our loss and loss expenses;
•Related to COVID-19:
◦From enactment in 2020 until expiration, governmental directives to contain or delay the spread of COVID-19 disrupted ordinary business commerce and impacted financial markets. Should new directives be issued or implemented, we cannot predict the extent, duration, or possible impact on our results of operations, net investment income, financial position, and liquidity.
◦Similarly, we cannot predict the amount our premiums may be reduced, or the impact on our underwriting results, from any future (i) voluntary premium credits on in-force commercial and personal automobile policies, (ii) state insurance commissioner, or other regulatory directives, to implement premium-based credit in lines other than commercial and personal automobile, (iii) voluntary efforts or directives from various state insurance regulators to extend individualized payment flexibility or suspend policy cancellation, late payment notices, and late or reinstatement fees, or (iv) litigation brought by policyholders to recover premiums they allege were excessive during the period of any governmental directive.
◦We have been successful to date in defending against payment of COVID-19-related business interruption losses based on our policies' terms, conditions, and exclusions. However, should the highest courts determine otherwise, our loss and loss expenses may increase, our related reserves may not be adequate, and our financial condition and liquidity may be materially impacted.
◦To varying degrees, the effect, lifting, or lapsing of COVID-19-related governmental directives can disrupt supply chains and cause shortages of products, services, and labor. These shortages may impact our ability to attract and retain labor, including increasing attrition rates, wages, and the cost and difficulty of obtaining third-party non-U.S.-based resources.
•The ongoing Russian war against Ukraine is impacting global economic, banking, commodity, and financial markets, exacerbating ongoing economic challenges, including inflation and supply chain disruption, which influences insurance loss costs, premiums and investment valuation;
•Uncertainties related to insurance premium rate increases and business retention;
•Changes in insurance regulations that impact our ability to write and/or cease writing insurance policies in one or more states;
•The effects of data privacy or cyber security laws and regulations on our operations;
•Major defect or failure in our internal controls or information technology and application systems that result in harm to our brand in the marketplace, increased senior executive focus on crisis and reputational management issues and/or increased expenses, particularly if we experience a significant privacy breach;
•Potential tax or federal financial regulatory reform provisions that could pose certain risks to our operations;
•Our ability to maintain favorable ratings from rating agencies, including AM Best, Standard & Poor’s, Moody’s, and Fitch;
•Our entry into new markets and businesses; and
•Other risks and uncertainties we identify in filings with the United States Securities and Exchange Commission, including, but not limited to, our Annual Report on Form 10-K and other periodic reports.

These risk factors may not be exhaustive. We operate in a constantly changing business environment, and new risk factors may emerge any time.

Selective’s SEC filings can be accessed through the Investors page of Selective’s website, www.Selective.com, or through the SEC’s EDGAR Database at www.sec.gov (Selective EDGAR CIK No. 0000230557).

Investor Contact: Rohan Pai 973-948-1364 Rohan.Pai@Selective.com	Media Contact: Jamie M. Beal 973-948-1234 Jamie.Beal@Selective.com

Selective Insurance Group, Inc. 40 Wantage Avenue Branchville, New Jersey 07890 www.Selective.com